UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2011

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01.	Other Events
Item 9.01.	Financial Statements and Exhibits.

SIGNATURES
Exhibit 99.1

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2011, Virgin Media Inc. (the “Company”) confirmed that Mr. Bryan Hall had resigned as General Counsel and Company Secretary as planned, with effect from January 1, 2011 following Mr. Hall’s decision to return to the US, having served the Company since 2004.

The Company issued a press release on January 6, 2011 announcing, among other things, this event.  The press release is attached as Exhibit 99.1 to this filing.

Item 8.01   Other Events

On January 6, 2011, the Company also announced the appointment of Mr. Scott Dresser as General Counsel and Company Secretary with effect from January 1, 2011.

In his new role as the Company’s chief legal officer, Mr. Dresser will join the Company’s executive management team and will report directly to its Chief Executive Officer, Mr. Neil Berkett.  Mr. Dresser will lead the Company’s in-house legal department and external counsel on all legal, competition and regulatory issues. He will also advise the Company’s board of directors.  Mr. Dresser previously held the role of Deputy General Counsel.

The Company issued a press release on January 6, 2011 announcing, among other things, this event.  The press release is attached as Exhibit 99.1 to this filing.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

99.1      Press release, dated January 6, 2011 issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2011

VIRGIN MEDIA INC.

By:	/s/ Scott Dresser
Name:	Scott Dresser
Title:	Secretary